UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 30, 2026

Karyopharm Therapeutics Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36167	26-3931704
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

85 Wells Avenue, 2nd Floor Newton, Massachusetts	02459
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 658-0600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	KPTI	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

XPORT-EC-042 Trial Topline Data

On July 30, 2026, Karyopharm Therapeutics Inc. (the “Company”) announced topline results from its Phase 3 XPORT-EC-042 trial evaluating selinexor as a maintenance-only therapy compared to placebo in adult patients with TP53 wild-type advanced or recurrent endometrial cancer. The trial did not meet its primary endpoint of progression free survival (“PFS”). In the trial, patients were randomized 1:1 to receive either a 60 mg, once-weekly, administration of oral selinexor or placebo until disease progression. The trial included two patient populations, for which the primary endpoint of PFS was designed to be tested sequentially: (1) a modified intent to treat population (“mITT”) that included patients with either (a) TP53 wild-type tumors with proficient mismatch repair status (“pMMR”) or (b) TP53 wild-type tumors with deficient mismatch repair status (“dMMR”), who are medically ineligible to receive checkpoint inhibitors; and (2) the trial’s original intent to treat (“ITT”) population, which included all patients enrolled in the trial whose tumors are TP53 wild-type, regardless of MMR status.

A trend favoring the selinexor arm was observed in the mITT population (n=236), with a median PFS of 12.75 months in the selinexor arm compared to 7.43 months in the placebo arm (hazard ratio=0.76 [95% CI: 0.51, 1.12]; one-sided p-value=0.0791).

The safety and tolerability profile of selinexor was consistent with its established safety profile, with no new safety signals observed. The Company intends to complete a full evaluation of the data from the XPORT-EC-042 trial and plans to present the data at a future medical meeting. The results of the XPORT-EC-042 trial do not affect ongoing trials of selinexor in other potential indications.

Myelofibrosis Update

On July 30, 2026, the Company announced that it plans to submit a supplemental New Drug Application (“sNDA”) to the U.S. Food and Drug Administration (“FDA”) in August 2026 seeking accelerated approval of selinexor in combination with ruxolitinib for the treatment of patients with myelofibrosis.

The planned submission follows productive engagements with the FDA, including written feedback that spleen volume reduction ≥ 35% (“SVR35”) appears to qualify as a reasonably likely surrogate endpoint to predict overall survival and can be used to support an sNDA under the accelerated approval pathway. The Company plans to use overall survival data from long-term follow-up of the ongoing Phase 3 SENTRY trial to verify clinical benefit. Overall survival is a pre-specified secondary endpoint of SENTRY. The trial does not permit patient crossover; patients, investigators and the Karyopharm study team remain blinded to treatment assignment during ongoing follow-up.

The planned sNDA will be based on results from the randomized, double-blind, Phase 3 SENTRY trial that compared selinexor in combination with ruxolitinib against placebo in combination with ruxolitinib, including the statistically significant improvement in SVR35 at week 24, the rapid, deep and sustained nature of the spleen responses, a promising overall survival signal, reductions in variant allele frequency and the overall safety data package.

The Company intends to request Priority Review at the time of submission of the sNDA, which, if granted, would result in a Prescription Drug User Fee Act target action date approximately six months following the FDA’s receipt of the application.

The Company is actively engaged with the FDA on the final details of the sNDA submission. Contemporaneously with the Company’s announcement, the Company received additional correspondence from the FDA indicating that the FDA requires further discussion on the data to be used to support the sNDA and convert potential accelerated approval to traditional approval. The Company intends to address the FDA’s requests and provide the FDA with additional data and information prior to the submission of the sNDA in August 2026.

Corporate Update

The Company, with the assistance of its advisors, including its financial advisor Centerview Partners, is exploring potential financing transactions to extend its cash runway along with strategic alternatives in order to maximize both near and long-term value for all stakeholders. The Company’s ability to successfully consummate a financing transaction or execute on a strategic alternative is dependent on a number of factors. There is no assurance that these efforts will result in any type of transaction or, if they do, what the ultimate terms of any such transaction would be. The Company does not intend to discuss or disclose further developments unless and until its Board of Directors has approved a specific transaction or the Company otherwise determines that further disclosure is appropriate.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Such forward-looking statements include those regarding the ability of selinexor and eltanexor to treat patients with multiple myeloma, endometrial cancer, myelofibrosis, and other diseases; expectations with respect to the clinical development plans; expectations with respect to the timing and submission of a potential sNDA for selinexor in combination with ruxolitinib in myelofibrosis; the Company’s ongoing engagement with the FDA; the potential availability of the accelerated approval pathway for selinexor in myelofibrosis; whether the FDA will agree to the use of long-term overall survival data from the SENTRY trial to confirm the SVR35 benefit observed at week 24; the potential availability of priority review; and the Company’s exploration of financing transactions and strategic alternatives. Such statements are subject to numerous important factors, risks and uncertainties, many of which are beyond the Company’s control, that may cause actual events or results to differ materially from the Company’s current expectations. For example, there can be no guarantee that the Company will successfully complete any financing or other strategic transaction on terms acceptable to the Company or at all. Additionally, there can be no guarantee that the Company will successfully commercialize XPOVIO or that any of the Company’s drug candidates, including selinexor, will successfully complete necessary clinical development phases or that development of any of the Company’s drug candidates will continue. Further, there can be no guarantee that any positive developments in the development or commercialization of the Company’s drug candidate portfolio will result in stock price appreciation. Management’s expectations and, therefore, any forward-looking statements in this Current Report on Form 8-K could also be affected by risks and uncertainties relating to a number of other factors, including the following: the adoption of XPOVIO in the commercial marketplace, the timing and costs involved in commercializing XPOVIO or any of the Company’s drug candidates that receive regulatory approval; the ability to obtain and retain regulatory approval of XPOVIO or any of the Company’s drug candidates that receive regulatory approval; the Company’s results of clinical trials and preclinical trials, including subsequent analysis of existing data and new data received from ongoing and future trials; the content and timing of decisions made by the U.S. Food and Drug Administration and other regulatory authorities, investigational review boards at clinical trial sites and publication review bodies, including with respect to the need for additional clinical trials; the ability of the Company or its third party collaborators or successors in interest to fully perform their respective obligations under the applicable agreement and the potential future financial implications of such agreement; the Company’s ability to enroll patients in its clinical trials; unplanned cash requirements and expenditures; substantial doubt exists regarding the Company’s ability to continue as a going concern; development or regulatory approval of drug candidates by the Company’s competitors for products or product candidates in which the Company is currently commercializing or developing; and the Company’s ability to obtain, maintain and enforce patent and other intellectual property protection for any of its products or product candidates. These and other risks are described under the caption “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, which was filed with the Securities and Exchange Commission (SEC)

on May 14, 2026, and in other filings that the Company may make with the SEC in the future. Any forward-looking statements contained in this Current Report on Form 8-K speak only as of the date hereof, and, except as required by law, the Company expressly disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KARYOPHARM THERAPEUTICS INC.

Date: July 31, 2026	By:	/s/ Michael Mano
Michael Mano
Executive Vice President, Chief Legal Officer and Secretary

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